NEWS RELEASE
For immediate release                           Contact: Jeff Cartwright
                                                Director, Investor Relations &
                                                Treasurer
                                                Phone: (858) 509-9899
                                                jcartwright@solaintl.com


           SOLA and Carl Zeiss AG to Combine Their Eyeglass Businesses

                  Definitive Merger Agreement Signed; Offer of
                      $28.00 Per Share to SOLA Shareholders


SAN DIEGO, CA December 5, 2004 - SOLA International Inc. (NYSE:SOL) today announced that a newly formed company, which will consist of the eyeglass business of Carl Zeiss AG (carved-out in a company with limited liability retrospective October 1, 2004) and will be owned by Carl Zeiss AG and EQT III fund ("EQT"), has signed a definitive merger agreement with SOLA whereby the new enterprise will pay $28.00 per share in cash for SOLA's common stock. The total purchase price, including the assumption of approximately $285 million of debt, is approximately $1.1 billion and represents a premium of approximately 30% to the December 3, 2004 closing price of SOLA. The newly formed company will be owned 50:50 by Carl Zeiss AG and EQT.

Jeremy C. Bishop, President and Chief Executive Officer of SOLA, said, "This transaction offers significant benefits to shareholders, customers, suppliers and employees of SOLA and Carl Zeiss. The combined company will have revenues of approximately (euro) 800 million, employ approximately 9,000 people and position the company as a leading provider of ophthalmic lenses globally. Further, this merger represents an ideal strategic fit for SOLA as it enables the company to strengthen its geographic presence in Europe and Asia Pacific and provide for improved utilization of the company's manufacturing and distribution facilities."

Dr. Michael Kaschke, Member of the Executive Board of Carl Zeiss AG, said: "I am excited that we can develop the Carl Zeiss eyeglass business with its technology, innovative products and strong Zeiss brand into a real global company. The merger with SOLA is an excellent opportunity to create a company that is represented in all important markets across the globe."

Udo Philipp, Partner at EQT Partners, said, "EQT is excited to act as a catalyst in combining these two great companies. EQT looks for companies with strong market position, excellent management, and potential for growth. Both SOLA and Carl Zeiss fit this profile. Our intent will be to assist management in the company in its efforts to improve the merged company's competitive position and thereby its profit and cash flow."

Completion of the transaction, which has been unanimously approved by the boards of directors of the companies, is subject to customary closing conditions, including approval by SOLA shareholders, United States and international anti-trust approvals, completion of the financing for the merger and Carl Zeiss' contribution of its business to the newly formed company. The newly formed company has received a commitment letter for a portion of the financing needed to complete the merger. The commitment letter does not contain any significant conditions other than those set forth in the merger agreement and the completion of definitive documentation. The remainder of the financing will be provided by Zeiss and EQT. The merger is expected to be completed during the first calendar quarter of 2005.


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UBS Securities LLC served as a financial advisor to SOLA. Cahill Gordon &
Reindel LLP and Gardner Carton & Douglas LLP jointly served as SOLA's legal advisors.

In connection with the proposed merger, SOLA will file a proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by SOLA with the Commission at the Commission's web site at http://www.sec.gov. Free copies of the proxy statement, once available, and other filings with the Commission may also be obtained from SOLA. Free copies of Sun filings may be obtained by directing a request to Jeff Cartwright (Investor Relations), SOLA International Inc., 10590 West Ocean Air Drive, Suite 300, San Diego, CA 92130.

SOLA and its officers and directors may be deemed to be participants in the solicitation of proxies from their respective shareholders with respect to the transactions contemplated by the proposed merger. A description of the interests of the directors and executive officers of SOLA is set forth in the Company's proxy statement for its 2004 annual meeting, which was filed with the SEC on June 30, 2004 and will be set forth in the proxy statement.

This press release includes forward-looking statements within the meaning of
Section 21E of the Securities Exchange Act of 1934, including statements relating to SOLA's potential growth prospects. Such forward-looking statements are subject to various risks and uncertainties, many of which are beyond the control of SOLA. Actual results could differ materially from the forward-looking statements as a result of, among other things, the highly competitive nature of the eyeglass lens and coating industry; SOLA's need to develop new products; potential adverse developments in the domestic and foreign economic and political environment, including exchange rates, tariffs and other trade barriers and potentially adverse tax consequences; potential difficulties in staffing and managing foreign operations; and the other factors described in SOLA's filings with the Securities and Exchange Commission. The words "believe", "expect", "will", "anticipate", "estimate", "plan", "expectation", "intention", "intend", "guidance" and similar expressions identify forward-looking statements. SOLA undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SOLA designs, manufactures and distributes a broad range of eyeglass lenses, primarily focusing on the faster-growing plastic lens segment of the global lens market, and particularly on higher-margin value-added products. SOLA's strong global presence includes manufacturing and distribution sites in three major regions: North America, Europe and Rest of World (primarily Australia, Asia and South America) and approximately 6,600 employees in 27 countries servicing customers in over 50 markets worldwide. For additional information, visit the Company's web site at www.sola.com.

Carl Zeiss is a leading international group of companies operating worldwide in the optical and opto-electronic industry. Carl Zeiss AG is headquartered in Oberkochen, Germany. The Carl Zeiss Group is structured as six business groups that operate with sole responsibility. They are generally ranked first or second in the three strategic markets of biosciences and medical technology, system solutions for industry and optical consumer goods. They offer products and services for biomedical research and medical technology, system solutions for the semiconductor, automotive and mechanical engineering industries, as well as high quality consumer goods such as eyeglass lenses, camera lenses and binoculars. The Carl Zeiss Group is directly represented in more than 30 countries and operates production facilities in Europe, America and Asia. In fiscal year 2004 the


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global workforce of approximately 13,700 employees generated revenue of about
(euro) 2.1 billion. Further information is available at www.zeiss.com.

EQT is one of Europe's most renowned private equity companies. EQT was founded in 1994 in Sweden by Investor AB, part of the Wallenberg group. EQT's strategy is an active ownership in close co-operation with the management of the companies it acquires, to develop and implement value-enhancing growth strategies. Today EQT is the leading North European group of private equity funds with equity commitments exceeding (euro) 5 billion. EQT Partners, acting as the exclusive investment advisor to all EQT funds, has offices in Munich, Stockholm, Copenhagen and Helsinki. EQT private equity funds have invested in more than 30 companies, with combined sales in excess of (euro) 7 billion. For additional information, visit the Company's web site at www.eqt.se.